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                                                                       EXHIBIT 5


                                                       June 17, 2005


Board of Directors
ProAssurance Corporation
100 Brookwood Place
Birmingham, AL 35209


     RE: REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-124156) RELATING TO 2,000,000 SHARES OF COMMON STOCK OF PROASSURANCE CORPORATION
           (THE "REGISTRATION STATEMENT")


Ladies and Gentlemen:

     As counsel to ProAssurance Corporation ("ProAssurance"), we have been requested to render the following opinion to you in connection with ProAssurance's Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by ProAssurance of 2,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") to be issued pursuant to the Agreement and Plan of Merger among ProAssurance, NCRIC Group, Inc. and NCP Merger Corporation dated February 28, 2005 (the "Merger Agreement").

     In connection with this opinion, we have reviewed or are familiar with the following: (i) the Merger Agreement; (ii) Amendment No. 1 to the Registration Statement to which this opinion has been included as an exhibit; (iii) the Certificate of Incorporation and Bylaws of ProAssurance, as each has been amended, and (iv) resolutions of the Board of Directors of ProAssurance adopted at a meeting held on February 27, 2005. In addition, we have considered such matters of law as we have deemed appropriate as a basis for our opinion set forth below.

     In rendering the opinion set forth herein, we have relied upon, and assumed the accuracy of the above reference documents with respect to the factual matters set forth therein. We assume the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies in the legal capacity of all natural persons.

     Based on the foregoing, we are of the opinion, as of the date hereof, the Shares of Common Stock to be issued by ProAssurance pursuant to the Merger Agreement have been duly authorized and, when so issued, will be validly issued, fully paid and non-assessable.

     The law covered by the opinions expressed herein is limited to the Federal laws of the United States and corporate laws of the State of Delaware.



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Board of Directors
June 17, 2005
Page 2

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     We consent to the filing of this opinion as an Exhibit to the Registration
Statement and to the reference to this opinion and our firm under the section captioned "Legal Matters" in the Registration Statement and prospectus included therein.

                                              Yours very truly,

                                              BURR & FORMAN LLP


                                              /s/ BURR & FORMAN LLP